United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2023

CADRE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40698	38-3873146
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

13386 International Pkwy
Jacksonville, Florida	32218
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 741-5400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.0001	CDRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 22, 2023, 1000694376 ONTARIO INC. (“Purchaser”), a corporation existing under the laws of the Province of Ontario and an indirect wholly-owned subsidiary of Cadre Holdings, Inc. (the “Company”), entered into a Share Purchase Agreement (the “Purchase Agreement”) by and among the Purchaser, Hany Guirguis, 2491189 Ontario Inc., the Guirguis Family Trust, Alexander Grant, 2491191 Ontario Inc., the Grant Family Trust, Kenneth Molnar, 2491190 Ontario Inc. and the Molnar Family Trust (collectively, the “Vendors”), to purchase all of the issued and outstanding shares in the capital (the “Purchased Shares”) of ICOR Technology Inc. (“ICOR”), a corporation incorporated under the laws of the Province of Ontario. ICOR is engaged in the engineering, design, manufacturing, distribution and sale of robotics, security products, explosive ordinance disposal (EOD) products and ancillary products. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement

Pursuant to the terms of the Purchase Agreement, Purchaser agreed to acquire ICOR (the “Acquisition”) for an aggregate purchase price of up to $60,000,000 Canadian Dollars in cash, subject to adjustment, including adjustments for Closing Date Working Capital, adjustments for Closing Date Indebtedness, Closing Transaction Expenses, the Earnout Adjustment Amount, the MK4 Working Capital Adjustment Amounts, and the Payroll Expense Gross-Up Amount, each in accordance with the terms of the Purchase Agreement (the “Purchase Price”). The adjusted Purchase Price may be reduced by up to the Earnout Adjustment Amount to the extent that ICOR fails to achieve Cumulative Revenue of $86,000,0000 Canadian Dollars over a three-year period from the anniversary of the Closing Date. The cash portion of the Purchase Price payable at Closing is expected to be approximately $52,000,000 Canadian Dollars.

The Purchase Agreement includes customary (i) representations and warranties of the parties, (ii) covenants, including covenants with respect to actions to be taken prior to the closing, and (iii) post-closing indemnities. The Purchaser has obtained a representation and warranty insurance policy that will provide coverage for certain losses incurred as a result of breaches of certain specified representations and warranties of the Vendors contained in the Purchase Agreement, provided that the recovery under such policy is subject to a retention amount, exclusions, policy limits and certain other terms and conditions, all as more fully described in the Purchase Agreement.

The obligations of the parties to consummate the Acquisition are subject to satisfaction or waiver of customary closing conditions, including (i) the absence of any law, order or other legal restriction restraining or prohibiting the transactions contemplated by the Purchase Agreement, (ii) the absence of any proceeding that would restrain or prohibit the transactions contemplated by the Purchase Agreement, (iii) the accuracy of the representations and warranties of the parties to the Purchase Agreement (subject to customary materiality qualifications), (iv) the absence of any Material Adverse Change with respect to the business, operations, assets or financial condition of ICOR, (v) the delivery of various documents by the Purchaser and the Vendors, and (vi) other customary closing conditions.

The Purchase Agreement also contains certain rights to terminate the Purchase Agreement on or prior to the Closing Date, including (a) by the mutual written agreement of the Vendors and the Purchaser, (b) by written notice from the Purchaser to the Vendors if (i) Vendors fail to satisfy any of the Purchaser’s closing condition, or (ii) all or any material portion of the properties or assets of ICOR are lost, damaged or destroyed or are expropriated or seized, or (c) by written notice from the Vendors to the Purchaser if the Purchaser fails to satisfy any of the Vendors’ closing conditions.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement included as an exhibit is intended to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or ICOR or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to that agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to that agreement; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or ICOR or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

2.1	Share Purchase Agreement dated December 22, 2023, by and among 1000694376 Ontario Inc., Hany Guirguis, 2491189 Ontario Inc., the Guirguis Family Trust, Alexander Grant, 2491191 Ontario Inc., the Grant Family Trust, Kenneth Molnar, 2491190 Ontario Inc. and the Molnar Family Trust.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2023

CADRE HOLDINGS, INC.

By:	/s/ Blaine Browers
Name:	Blaine Browers
Title:	Chief Financial Officer